
<ARTICLE> 5
<CIK> 0001022079
<NAME> QUEST DIAGNOSTICS INCORPORATED
<MULTIPLIER> 1,000
<CURRENCY> US

<PERIOD-TYPE>                   6-MOS                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-2000             DEC-31-1999
<PERIOD-START>                             JAN-01-2000             JAN-01-1999
<PERIOD-END>                               JUN-30-2000             JUN-30-1999
<EXCHANGE-RATE>                                      1                       1
<CASH>                                          99,427                 148,478
<SECURITIES>                                         0                       0
<RECEIVABLES>                                  648,007                 293,686
<ALLOWANCES>                                   143,055                  68,766
<INVENTORY>                                     47,849                  32,923
<CURRENT-ASSETS>                               955,694                 527,807
<PP&E>                                         829,297                 598,484
<DEPRECIATION>                                 404,254                 355,377
<TOTAL-ASSETS>                               2,936,900               1,312,807
<CURRENT-LIABILITIES>                          715,839                 313,355
<BONDS>                                      1,144,381                 338,391
<PREFERRED-MANDATORY>                            1,000                   1,000
<PREFERRED>                                          0                       0
<COMMON>                                           456                     304
<OTHER-SE>                                     939,861                 596,514
<TOTAL-LIABILITY-AND-EQUITY>                 2,936,900               1,312,807
<SALES>                                              0                       0
<TOTAL-REVENUES>                             1,734,592                 775,875
<CGS>                                        1,049,474                 473,478<F1>
<TOTAL-COSTS>                                1,552,155                 711,309
<OTHER-EXPENSES>                                 5,167                   3,301
<LOSS-PROVISION>                               124,215                  40,242
<INTEREST-EXPENSE>                              59,967                  12,367
<INCOME-PRETAX>                                 93,409                  38,585
<INCOME-TAX>                                    45,432                  18,065
<INCOME-CONTINUING>                             47,977                  20,520
<DISCONTINUED>                                       0                       0
<EXTRAORDINARY>                                      0                       0
<CHANGES>                                            0                       0
<NET-INCOME>                                    47,977                  20,520
<EPS-BASIC>                                       1.08                    0.69
<EPS-DILUTED>                                     1.03                    0.67

<F1>-- During the fourth quarter of 1999, the Company reclassified certain expense items, primarily related to a portion of occupancy costs and professional liability insurance expense items, from selling, general and administrative expenses to cost of services, to better reflect the cost of performing testing. All prior year financial information has been reclassified for comparative purposes to conform with the full year 1999 presentation.

